Exhibit 15.9

ArcelorMittal

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

I, Michael Spleit, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that I have supervised and validated the preparation of the ArcelorMittal Liberia Phase 2 and Phase 3 mineral reserve estimates;

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and the ArcelorMittal Liberia Phase 2 and Phase 3 mineral reserve estimates; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I, Michael Spleit, am responsible for authoring, and this consent pertains to ArcelorMittal Liberia Phase 2 and 3 mineral reserves. I, Michael Spleit, certify that I have read the 2021 20-F and that it fairly and accurately represents the mineral reserves for ArcelorMittal Liberia.

Dated: 2022-03-07

/s/Michael Spleit
Michael Spleit, ing.
Mining Technical Services Manager, ArcelorMittal Mining Ltd.

ArcelorMittal Limited
7th Floor
Berkeley Square House
Berkeley Square
London W1J 6DA
United Kingdom

T +44(0)20 7543 1130
F +44 (0)20 7543 1165
www.arcelormittal.com

Registered office details
Registred no. 03335595

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

I, Dr. Alistair Bryan Jeffcoate an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that I have supervised and validated the preparation of the ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits;

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits. I certify that I have read the 2021 20-F and that it fairly and accurately represents the mineral resources for each property for which I am responsible.

Dated: 25th February 2022

/s/Dr. Alistair Bryan Jeffcoate
Dr. Alistair Bryan Jeffcoate
MAusIMM (CP)

ArcelorMittal Limited
7th Floor
Berkeley Square House
Berkeley Square
London W1J 6DA
United Kingdom

T +44(0)20 7543 1130
F +44 (0)20 7543 1165
www.arcelormittal.com

Registered office details
Registred no. 03335595